UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2024

New Mountain Private Credit Fund
(Exact name of Registrant as specified in its charter)

Maryland	000-56694	98-6860731
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (212) 720-0300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 17, 2024, New Mountain Private Credit Fund SPV I, L.L.C. (“NEWCRED SPV I”), as borrower, a Delaware limited liability company and a subsidiary of New Mountain Private Credit Fund, a Maryland statutory trust (the “Company”), entered into a revolving credit facility (the “GS Credit Facility”) pursuant to that certain First Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Goldman Sachs Bank USA, as syndication agent and calculation agent, GS ASL LLC, as administrative agent, Western Alliance Trust Company, N.A., as collateral agent, collateral custodian and collateral administrator, and the lenders party thereto. The Amended and Restated Credit Agreement is effective as of December 17, 2024.
The Amended and Restated Credit Agreement, among other things, (i) reflects the Company as successor to New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (“GIII”), following the Merger (as defined below), (ii) provides for aggregate revolving commitments of $650 million and (iii) sets the interest rate for any outstanding balance at three-month SOFR plus 2.20% per annum.
The GS Credit Facility is secured by a first-priority interest in substantially all of the portfolio investments held by NEWCRED SPV I, subject to certain exceptions.
The availability period under the GS Credit Facility will terminate on December 17, 2027, with a scheduled maturity on December 17, 2029.
The Amended and Restated Credit Agreement includes customary affirmative and negative covenants as well as usual and customary events of default for revolving credit facilities of this nature.
The description above is only a summary of the material provisions of the Amended and Restated Credit Agreement and is qualified in its entirety by reference to a copy of the Amended and Restated Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 17, 2024, the Company completed its acquisition of GIII pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 11, 2024, by and among the Company, GIII, and, solely for the limited purposes set forth therein, New Mountain Finance Advisers, L.L.C., a Delaware limited liability company and the investment adviser to both the Company and GIII. Pursuant to the Merger Agreement, GIII was merged with and into the Company, with the Company continuing as the surviving entity (the “Merger”).
In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding unit of GIII’s limited liability company interests was converted into the right to receive an amount in cash equal to $7.27.
The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by GIII as Exhibit 2.1 to its Current Report on Form 8-K, filed on October 16, 2024.
Item 2.03. Creation of a Direct Financial Obligation.
The information included under Item 1.01 above regarding the GS Credit Facility and the Amended and Restated Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
Exhibit
Number         Exhibit
(a)    Financial Statements of Fund Acquired
The information required by Item 9.01(a) of Form 8-K, including the financial statements required pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference to GIII’s Definitive Proxy Statement filed on October 11, 2024, and the Company’s Registration Statement on Form 10 filed on November 12, 2024, and, pursuant to General Instruction B.3 of Form 8-K is not included herein.
(d)    Exhibits

2.1
Agreement and Plan of Merger, dated as of October 11, 2024, among New Mountain Guardian III BDC, L.L.C., New Mountain Private Credit Fund and New Mountain Finance Advisers L.L.C. (for the limited purposes set forth therein) (incorporated by reference to Exhibit 2.1 filed with New Mountain Guardian III BDC, L.L.C.’s Current Report on Form 8-K (File No. 000-56072) on October 16, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN PRIVATE CREDIT FUND

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary

Date	December 18, 2024